UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 15, 2004 (November 12, 2004)

SCP POOL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26640	36-3943363

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

109 Northpark Boulevard, Covington, Louisiana	70433-5001

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(985) 892-5521

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 12, 2004, SCP Pool Corporation (“Pool”) and its subsidiary, Les Industries R.P. Inc. (“Les Industries”) entered into an asset exchange agreement with Latham Acquisition Corp., (“LAC”), pursuant to which certain assets of Les Industries’ Canadian manufacturing operations are to be exchanged for certain distribution assets of Pool Technology Distributors, Inc. (“Pool Tech”), a subsidiary of Latham International, L.P. (“Latham”), (the “Pool Tech Acquisition”).

On November 12, 2004 and in a transaction to close concurrently with the Pool Tech Acquisition, Pool and its subsidiary, Fort Wayne Pools, Inc. (“FWP”) entered into an asset contribution agreement with LAC to contribute substantially all of FWP’s assets, properties and business to LAC in exchange for approximately 40% of all shares of LAC’s outstanding common stock (the “FWP Transaction”). Immediately following the closing of the FWP Transaction, LAC, a newly formed corporation, has also agreed, pursuant to a stock purchase agreement dated the same date, to acquire all of the outstanding capital stock of Latham Investments, Inc., Technican Pacific Industries Inc., Pool Tech, and Pacific Pools Europe from Latham, for aggregate cash consideration of approximately $163 million.

In connection with the FWP Transaction, Pool entered into a subscription and stockholders’ agreement (the “Stockholders’ Agreement”) with LAC, Brockway Moran & Partners Fund II, L.P. and Brockway Moran & Partners II Co-Invest Fund, L.P., which provides for, among other things, certain restrictions on Pool’s shares of LAC common stock, a non-competition covenant, preemptive and registration rights, certain special consent and voting rights, and the right for Pool to designate two out of seven members of LAC’s board of directors. The subscriptions contemplated by the Stockholders’ Agreement will be consummated simultaneously with the closing of the FWP Transaction.

Pool is currently a customer of Latham and purchases approximately 5% of its total distributed products from Latham and its subsidiaries for resale in the packaged pool markets.

Subject to regulatory approval and procurement of the necessary financing, these transactions are expected to close by December 31, 2004.

Item 7.01 Regulation FD Disclosure.

     On November 15, 2004, SCP Pool Corporation issued the press release attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press release issued by SCP Pool Corporation on November 15, 2004, announcing a Canadian distribution acquisition and divestiture of its direct holdings in North American manufacturing assets.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCP POOL CORPORATION
By:	/s/ Mark W. Joslin
Mark W. Joslin
Chief Financial Officer

Dated: November 15, 2004